Exhibit 10.5

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

            ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of June 11, 1999 (the "Assumption Agreement"), between Specialty Foods Corporation, a Delaware corporation (the "Assignor") and SFC New Holdings, Inc., a Delaware corporation (the "Assignee").

                               W I T N E S E T H :

            WHEREAS, the Assignor and Specialty Foods Acquisition Corporation, the parent company of the Assignor and a Delaware corporation ("SFAC"), have entered into a tax sharing agreement dated as of August 16, 1993 (the "SFAC Tax Sharing Agreement") whereby the Assignor agreed to pay to SFAC the pro rata share of SFAC's consolidated income tax liability attributable to the Assignor and each of its subsidiaries;

            WHEREAS, the Assignor and each of its subsidiaries have also entered into a tax sharing agreement dated as of August 16, 1993 (as amended or otherwise modified from time to time, the "SFC Group Tax Sharing Agreement" and, together with the SFAC Tax Sharing Agreement, the "Assigned Agreements") whereby each such subsidiary has agreed to pay to the Assignor its pro rata share of the Assignor's consolidated income tax liability;

            WHEREAS, SFAC, the Assignor and their subsidiaries, including the Assignee (together, the "Company"), contemplate a proposed corporate and financial restructuring transaction (the "Transaction");

            WHEREAS, the Transaction includes, inter alia, a number of exchange offers by the Assignee (the "Exchange Offers") with respect to certain outstanding indebtedness of the Assignor; and

            WHEREAS, the Assignor, pursuant to this Assumption Agreement, desires to assign all of its right, title and interest to, and liabilities and obligations under, the Assigned Agreements to the Assignee and the Assignee desires to assume all of the Assignor's right, title and interest thereto and liabilities and obligations thereunder.

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Assignor and the Assignee mutually covenant and agree:

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                          I. Assignment and Assumption

            1. Assignment. Assignor hereby grants, assigns, conveys, sets over and delivers to Assignee and its successors and assigns all of its right, title and interest to, and liabilities and obligations under, the Assigned Agreements, to have and hold unto Assignee and its successors and assigns forever.

            2. Assumption. In consideration of the assignment made herein to Assignee, Assignee hereby agrees to assume, pay, perform and observe all covenants, agreements, liabilities and obligations of Assignor under the Assigned Agreements.

            3. Further Assurances. Each of Assignor and Assignee shall execute such additional documents and instruments and take such further action as may be reasonably required or desirable to carry out the provisions hereof.

                                II. Miscellaneous

            4. Severability. In case any provision in this Assumption Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            5. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            6. Multiple Originals. The parties may sign any number of copies of this Assumption Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Assumption Agreement.

            7. Headings. The Articles and Section headings herein have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

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            IN WITNESS WHEREOF, the parties hereto have caused this Assumption
Agreement to be duly executed as of the date first written above.


                                        SPECIALTY FOODS CORPORATION

                                        By: /s/ Sean M. Stack
                                        -------------------------------
                                            Name: Sean M. Stack
                                            Title: Vice President, Treasurer &
                                                   Assistant Secretary


                                        SFC NEW HOLDINGS, INC.

                                        By: /s/ Sean M. Stack
                                        -------------------------------
                                            Name: Sean M. Stack
                                            Title: Vice President, Treasurer &
                                                   Assistant Secretary